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                                                               EXHIBIT 23.4

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors

The Health Information Network Connection, LLC

      We consent to the inclusion in this registration statement of CareInsite, Inc. on Amendment No. 4 to Form S-1 of our report dated February 26, 1999 on our audit of the financial statements of The Health Information Network Connection, LLC as of December 31, 1998 and for the year then ended and for the period from November 12, 1996 (inception) to December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                                KPMG LLP

Melville, New York

May 24, 1999